UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2011

GTx, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	000-50549 (Commission File Number)	62-1715807 (IRS Employer Identification No.)
incorporation)
175 Toyota Plaza
7th Floor
Memphis, Tennessee 38103
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (901) 523-9700
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
     On June 23, 2011, GTx, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering, issuance and sale of 10,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The price to the public in this offering is $4.75 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $4.465 per share. The net proceeds to the Company from this offering are expected to be approximately $44.3 million, after deducting the underwriting discount and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of the 30-day over-allotment option, which the Company has granted the Underwriters under the terms of the Underwriting Agreement to purchase up to an additional 1,500,000 shares of Common Stock to cover over-allotments, if any. The offering is expected to close on or about June 28, 2011, subject to customary closing conditions.
     The offering is being made pursuant to the Company’s effective registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-174396) previously filed with the Securities and Exchange Commission, and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
Forward-Looking Statements
     Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the Company’s issuance of securities, the amount of net proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Underwriters fulfilling their obligations to purchase the securities and the Company’s ability to satisfy its conditions to close the offering. In addition, the Company will continue to need significant additional capital to fund its operations and may be unable to raise capital when needed, which would force the Company to delay, reduce or eliminate its product candidate development programs or commercialization efforts. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this report. Additional risks and uncertainties relating to the offering, the Company and its business can be found under the heading “Risk Factors” in the Company’s preliminary prospectus supplement related to the offering filed with the Securities and Exchange Commission on June 22, 2011. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
1.1	Underwriting Agreement, dated as of June 23, 2011, by and among the Company and the Underwriters.

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Dated: June 23, 2011	By:	/s/ Henry P. Doggrell
Henry P. Doggrell,
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated as of June 23, 2011, by and among the Company and the Underwriters.

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)